EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

To the Members of Danka Business Systems PLC

We consent to the incorporation by reference in the registration statements (Nos. 33-75468, 33-75474, 333-18615, 333-89837, 333-83936, 333-83938, 333-87042, 333-100933) on Form S-8, and (Nos. 33-95898, 33-94596 and 333-08455) on Form S-3 of Danka Business Systems PLC of our report dated June 9, 2003, with respect to the consolidated balance sheets of Danka Business Systems PLC and subsidiaries as of March 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for each of the years in the three-year period ended March 31, 2003, and related financial statement schedule, which report appears in the March 31, 2003 annual report on Form 10-K of Danka Business Systems PLC.

Our report refers to a change in accounting for goodwill and other intangible assets effective April 1, 2002.

KPMG Audit Plc

Chartered Accountants

Registered Auditor

London, England

June 9, 2003